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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.
Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

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------------------------------------------------------        --------------------------------------------------------
 For this type of            Give the SOCIAL SECURITY          For this type of           Give the EMPLOYER
 account:                    number of--                       account:                   IDENTIFICATION number of--
------------------------------------------------------        --------------------------------------------------------
 1.   Individual             The individual                    6.  Sole proprietorship    The owner(3)

 2.   Two or more            The actual owner of the           7.  A valid trust,         The legal entity (Do not
      individuals (joint     account or, if combined               estate, or pension     furnish the identifying
      account)               funds, any one of the                 trust                  number of the personal
                             individuals(1)                                               representative or trustee
                                                                                          unless the legal entity
                                                                                          itself is not designated in
                                                                                          the account title.)(4)

 3.   Custodian account of   The minor(2)                      8.  Corporate              The corporation
      a minor (Uniform
      Gift to Minors Act)

 4.   a. The usual           The grantor-trustee(1)            9.  Association, club,     The organization
         revocable savings                                         religious,
         trust (grantor is                                         charitable,
         also trustee)                                             educational or other
                                                                   tax-exempt
      b. So-called trust     The actual owner(1)                   organization
         account that is
         not a legal or
         valid trust under
         state law

 5.   Sole proprietorship    The owner(3)                      10. Partnership            The partnership

                                                               11. A broker or            The broker or nominee
                                                                   registered nominee

                                                               12. Account with the       The public entity
                                                                   Department of
                                                                   Agriculture in the
                                                                   name of a public
                                                                   entity (such as a
                                                                   state or local
                                                                   government, school
                                                                   district, or prison)
                                                                   that receives
                                                                   agriculture program
                                                                   payments
------------------------------------------------------        --------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

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Section references are to the Internal Revenue Code.                Payments of interest generally not subject to backup
                                                                    withholding include the following:
OBTAINING A NUMBER
                                                                    o Payments of interest on obligations issued by;
If you don't have a taxpayer identification number or you             individuals.
don't know your number, obtain Form SS-5, Application for a
Social Security Number Card, or Form SS-4, Application for            Note:  You may be subject to backup withholding if this
Employer Identification Number, at the local office of the            interest is $600 or more and is paid in the course of
Social Security Administration or the Internal Revenue                the payer's trade or business and you have not provided
Service (the "IRS") and apply for a number.                           your correct taxpayer identification number to the
                                                                      payer.
PAYEES EXEMPT FROM BACKUP WITHHOLDING
                                                                    o Payments of tax-exempt interest (including exempt
The following is a list of payees exempt from backup                  interest dividends under section 852).
withholding and for which no information reporting is
required.  For interest and dividends, all listed payees            o Payments described in section 6049(b)(5) to nonresident
are exempt except item (9).  For broker transactions,                 aliens.
payees listed in (1) through (13) and a person registered
under the Investment Advisers Act of 1940 who regularly             o Payments on tax-free covenant bonds under section 1451.
acts as a broker are exempt.  Payments subject to reporting
under sections 6041 and 6041A are generally exempt from             o Payments made by certain foreign organizations.
backup withholding only if made to payees described in
items (1) through (7), except that a corporation that               o Mortgage interest paid by you.
provides medical and health care services or bills and
collects payments for such services is not exempt from              Payments that are not subject to information reporting are
backup withholding or information reporting.  Only payees           also not subject to backup withholding.  For details see
described in items (2) through (6) are exempt from backup           sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A
withholding for barter exchange transactions, patronage             and 6050N, and the regulations under such sections.
dividends, and payments by certain fishing boat operators.
  (1)   A corporation.                                              PRIVACY ACT NOTICE
  (2)   An organization exempt from tax under section
        501(a), or an individual retirement plan ("IRA"),           Section 6109 requires you to give your correct taxpayer
        or a custodial account under 403(b)(7).                     identification number to persons who must file information
  (3)   The United States or any of its agencies or                 returns with the IRS to report interest, dividends, and
        instrumentalities.                                          certain other income paid to you, mortgage interest you
  (4)   A State, the District of Columbia, a possession of          paid, the acquisition or abandonment of secured property,
        the United States, or any of their political                cancellation of debt, or contributions you made to an IRA.
        subdivisions or instrumentalities.                          The IRS uses the numbers for identification purposes and to
  (5)   A foreign government or any of its political                help verify the accuracy of your tax return.  You must
        subdivisions, agencies or instrumentalities.                provide your taxpayer identification number whether or not
  (6)   An international organization or any of its                 you are qualified to file a tax return.  Payers must
        agencies or instrumentalities.                              generally withhold 31% of taxable interest, dividend, and
  (7)   A foreign central bank of issue.                            certain other payments to a payee who does not furnish a
  (8)   A dealer in securities or commodities required to           taxpayer identification number to a payer.  Certain
        register in the United States or a possession of            penalties may also apply.
        the United States.
  (9)   A futures commission merchant registered with the           PENALTIES
        Commodity Futures Trading Commission.
  (10)  A real estate investment trust.                             (1)  PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION
  (11)  An entity registered at all times during the tax            NUMBER.  If you fail to furnish your taxpayer
        year under the Investment Company Act of 1940.              identification number to a payer, you are subject to a
  (12)  A common trust fund operated by a bank under                penalty of $50 for each such failure unless your failure is
        section 584(a).                                             due to reasonable cause and not to willful neglect.
  (13)  A financial institution.
  (14)  A middleman known in the investment community as a          (2)  CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
        nominee or listed in the most recent publication            WITHHOLDING.  If you make a false statement with no
        of the American Society of Corporate Secretaries,           reasonable basis that results in no backup withholding, you
        Inc., Nominee List.                                         are subject to a $500 penalty.
  (15)  A trust exempt from tax under section 664 or
        described in section 4947.                                  (3)  CRIMINAL PENALTY FOR FALSIFYING INFORMATION.
                                                                    Falsifying certifications or affirmations may subject you
Payments of dividends and patronage dividends generally not         to criminal penalties including fines and/or imprisonment.
subject to backup withholding also include the following:
                                                                    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR
o Payments to nonresident aliens subject to withholding             THE INTERNAL REVENUE SERVICE
  under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

o Payments of patronage dividends not paid in money.

o Payments made by certain foreign organizations.
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